EXHIBIT  99


NETWORK  SIX  REPORTS  THIRD
     QUARTER  RESULTS




                                            Kenneth C. Kirsch, President and CEO
                                                                              Or
                                     James J. Ferry, Vice President of Finance &
                                               Administration, CFO and Treasurer
                                                                October 25, 2000

Warwick, RI: Network Six, Inc. (NASDAQ: NWSS) reported contract revenue earned for the quarter ending September 30, 2000 of $2,619,519, up 2%, or $44,327, from $2,575,192 the same period a year ago. Net income for the period was $100,779, or $0.01 per share, down $48,948, or 33%, from the same period a year ago when it reported net income of $149,727 or $0.09 per share.

Contract revenue earned for the nine months ending September 30, 2000 was $8,479,930, up 9%, or $665,972, from $7,813,958 the same period a year ago. Net income for the period was $438,237, or $0.22 per share, up $1,743,552 from the same period a year ago when the Company reported a net loss of $1,305,315, or ($1.97) per share. The previous year's figures include a one-time pre-tax charge of $3.2 million ($1.9 million after-tax) related to the Company settling its litigation with the State of Hawaii. Net income for the nine months ending September 30, 1999, not considering this one-time charge, would have been $568,917, or $0.42 per share.

Kenneth C. Kirsch, President and CEO commented, "Our state government business continues to remain solid and we are pleased that all three of our major customers have renewed our contracts for another year. Development of our private sector business, on the other hand, continues to take longer than expected. We are seeing some discretionary IT spending delayed as companies re-evaluate their own e-business plans. At the same time, we are excited about our recently announced acceptance into Allaire Corporation's Alliance Partner program and believe it will lead to new e-business opportunities in the months ahead."

James J. Ferry, Vice President of Finance & Administration, CFO and Treasurer added, "Our financial position continues to improve as a result of strong cash flow. For the nine months ending September 30, 2000, we generated $719,832 of cash flow, reduced long-term debt by $328,916 and finished the quarter with $3.2 million of cash on hand."


********************************************************************************

Network Six is a full service provider of information technology solutions that enable its customers to operate more efficiently and effectively. Network Six's services include e-commerce planning and implementation, technology consulting, applications development and support. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.
-------------------------

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's 10Q for June 30, 2000 or 10K for December 31, 1999 for more discussion and information.

The  following  is a recap of Network Six's operating results and balance sheet:


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
                                NETWORK SIX, INC.
                             CONDENSED BALANCE SHEETS


ASSETS                                             Sep. 30, 2000   Dec. 31, 1999
                                                  ---------------  --------------
Current assets:                                     (unaudited)
Cash  and cash equivalents                        $     3,173,767  $    2,453,935
Contract receivables, less allowance for
  doubtful accounts of $49,000 at September 30,
  2000 and December 31, 1999                            1,389,746       1,561,255
Costs and estimated earnings in excess of
  billings on contract                                    698,159         759,891
Refundable taxes on income                                      -         150,640
Deferred taxes                                                  -         287,083
Other current assets                                       91,965         151,933
                                                  ---------------  --------------
     Total current assets                               5,353,637       5,364,737
                                                  ---------------  --------------


Property and equipment:
  Computers and equipment                                 632,178         590,124
  Furniture and fixtures                                  162,606         162,606
  Leasehold improvements                                   20,191          20,191

                                                  ---------------  --------------
                                                          814,975         772,921
Less: accum. depreciation and amortization                636,326         578,015

                                                  ---------------  --------------
       Net property and equipment                         178,649         194,906

Deferred taxes                                            479,096         513,795
Other assets                                               35,889          86,750
                                                  ---------------  --------------
  Total assets                                    $     6,047,271  $    6,160,188
                                                  ===============  ==============


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
                                                     Sep. 30, 2000    Dec. 31, 1999
                                                    ---------------  ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY                  (unaudited)
Current liabilities:
  Current portion of long-term debt:
    Vendors                                         $      100,000   $      100,000
    Others                                                 352,756          349,141
  Accounts payable                                          96,959          202,195
  Accrued salaries and benefits                            409,504          508,193
  Other accrued expenses                                   111,004          107,913
  Billings in excess of costs and
    estimated earnings on contracts                         55,056          124,458
  Preferred stock dividends payable                      1,382,242        1,119,468
                                                    ---------------  ---------------
    Total current liabilities                            2,507,521        2,511,368

Long-term debt, less current portion:
    Vendors                                                542,239          542,239
    Others                                                 443,105          775,636
                                                    ---------------  ---------------
     Total Liabilities                                   3,492,865        3,829,243
Stockholders' equity:
  Series A convertible preferred stock,
    $3.50 par value. Authorized 857,142.85
    shares; issued and outstanding 714,285.71
    shares at September 30, 2000 and December 31,
    1999; liquidation of $3.50 per share
    plus unpaid and accumulated dividends                2,235,674        2,235,674
  Common stock, $.10 par value. Authorized
    4,000,000 shares; issued 825,684 shares
    at September 30, 2000 and 794,306 at
    December 31, 1999                                       82,568           79,430
Additional paid-in capital                               1,947,767        1,888,652
Treasury stock recorded at cost, 11,163 shares
    at September 30, 2000 and 8,081 shares at
    December 31, 1999                                      (42,434)         (28,179)
Retained earnings (accumulated deficit)                 (1,669,169)      (1,844,632)
                                                    ---------------  ---------------
    Total stockholders' equity                           2,554,406        2,330,945
                                                    ---------------  ---------------
    Total Liabilities & Stockholders' Equity        $    6,047,271   $    6,160,188
                                                    ===============  ===============


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
                                                 NETWORK SIX, INC.
                                           Condensed Statements of Income
                                                    (Unaudited)



                                                  THREE MONTHS     THREE MONTHS      NINE MONTHS      NINE MONTHS
                                                  ENDED 9/30/00    ENDED 9/30/99    ENDED 9/30/00    ENDED 9/30/99
                                                 ---------------  ---------------  ---------------  ---------------
Contract revenue earned                          $    2,619,519   $    2,575,192   $    8,479,930   $    7,813,958
Cost of revenue earned                                1,759,561        1,632,648        5,502,803        4,772,396
                                                 ---------------  ---------------  ---------------  ---------------
     Gross profit                                       859,958          942,544        2,977,127        3,041,562

Selling, general & administrative expenses              707,231          655,048        2,243,051        2,011,408
Litigation settlement (note 3)                                -                -                -        3,176,665
                                                 ---------------  ---------------  ---------------  ---------------
     Income (loss) from operations                      152,727          287,496          734,076       (2,146,511)

Other deductions (income)
     Interest expense                                    29,465           60,147          109,068          119,512
     Interest earned                                    (44,648)         (26,426)        (114,864)         (58,124)
                                                 ---------------  ---------------  ---------------  ---------------
          Income (loss) before income taxes             167,910          253,775          739,872       (2,207,899)

Provision (credit) for income taxes                      67,131          104,048          301,635         (902,584)
                                                 ---------------  ---------------  ---------------  ---------------
Net income (loss)                                $      100,779   $      149,727   $      438,237      ($1,305,315)
                                                 ===============  ===============  ===============  ===============
Net income (loss) per share:
Basic                                            $         0.01   $         0.09   $         0.22           ($1.97)
                                                 ===============  ===============  ===============  ===============
Diluted                                          $         0.01   $         0.09   $         0.22           ($1.97)
                                                 ===============  ===============  ===============  ===============
Shares used in computing net income (loss) per
share:
Basic                                                   825,584          792,881          813,609          785,476
                                                 ===============  ===============  ===============  ===============
Diluted                                                 825,584          792,881          813,609          785,476
                                                 ===============  ===============  ===============  ===============
Preferred dividends declared                     $       91,369   $       81,918   $      262,773   $      239,983
                                                 ===============  ===============  ===============  ===============


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